# SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is dated the 4th day of June, 2010.

AMONG:

**ENGINEERING TECHNOLOGY INC.**, a body corporate incorporated under the laws of the Province of Alberta (hereinafter called "**Entec**" or the "**Corporation**")

- and -

**ENTEC CONSULTING LTD.**, a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 31 Elysian Crescent S.W., Calgary, Alberta, Canada (hereinafter "**ECL**")

- and -

**EMERALD ISLE SERVICES LTD.**, a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 151 Aspen Green S.W., Calgary, Alberta, Canada (hereinafter "**Emerald Isle**")

- and -

**JMAXS SERVICES LTD.**, a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 347 Douglas Glen Pointe S.E., Calgary, Alberta, Canada (hereinafter "**JMAXS**")

(ECL, Emerald Isle and JMAXS collectively referred to as the "**Vendors**")

- and -

**ALASKA PACIFIC ENERGY CORP.**, a body corporate incorporated under the laws of the State of Nevada (hereinafter called "**Alaska**" or the "**Purchaser**")

WHEREAS the Vendors currently own 100% of the issued and outstanding Shares (as hereinafter defined) of the Corporation (the "**Owned Shares**");

AND WHEREAS the Purchaser desires to acquire all of the Owned Shares from the Vendors in the respective amounts set out in **Schedule A** attached hereto;

NOW THEREFORE, in consideration of the covenants, agreements and premises hereinafter set forth (the receipt and sufficiency of which are hereby acknowledged), the parties to this Agreement (as hereinafter defined) covenant and agree as follows.

**ARTICLE I**
**INTERPRETATION**

1.1 **Definitions**

In this Agreement, including the recitals, this Section and each Schedule in this Agreement, unless the context otherwise requires:

(a) "**Act**" means the *Income Tax Act*, R.S.C. 1985, c.1 (5th Supplement) as amended;

(b) "**Agreement**" means this Agreement, the Schedules and any amendments to this Agreement;

(c) "**BCA**" means the *Business Corporations Act* (Alberta), R.S.S. 1978, c.B-10;

(d) "**Business Day**" means any day other than Saturday, Sunday or a statutory holiday when the banks conducting business in the City of Calgary are generally open for the transaction of banking business;

(e) "**Closing**" means the actual conveyance and delivery of the Shares to the Purchaser;

(f) "**Closing Date**" means July 31, 2010, or such other date as may be agreed upon in writing by the parties to this Agreement;

(g) "**Closing Time**" means 2:00 p.m. (Calgary Time) on the Closing Date or such other time as may be agreed upon by the parties to this Agreement;

(h) "**Corporation**" means Engineering Technology Inc., a body corporate incorporated under the laws of the Province of Alberta;

(i) "**Existing Unanimous Shareholder Agreements**" means the unanimous shareholder agreement among the Parties hereto;

(j) "**Final Financial Statements**" means the balance sheet of the Corporation as at June 30, 2010 prepared on a "Notice to Reader" basis;

(k) "**Financial Statement Date**" means June 30, 2010;

(l) "**Owned Shares**" means those shares that are to be sold, assigned and transferred to the Purchaser by the Vendors as set forth in **Schedule A** attached hereto;

(m) "**Person**" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, union, government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

(n) "**Purchase Price**" has the meaning ascribed to that term in Section 2.2;

(o) "**Schedules**" means the schedules referred to in Section 1.4;

(p) **"Shares"** means all of the issued and outstanding shares in every class of the share capital of the Corporation;

(q) **"Solicitors for the Vendors"** means Carscallen Leitch LLP;

(r) **"Transition Period"** means the period beginning at 11:59 p.m. on the date hereof and ending on the Closing Date; and

(s) **"Vendor"** means any one of the Vendors individually.

### 1.2 Articles, Sections and Headings

The division of this Agreement into Articles, Sections, subsections, paragraphs and Schedules and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise stated specifically in this Agreement, any reference in this Agreement to an Article, Section, subsection, paragraph or Schedule refers to the specified Article, Section, subsection, paragraph or Schedule of this Agreement.

### 1.3 Rules of Construction

Unless the context otherwise requires:

(a) words importing the singular number only shall include the plural and vice versa and words including the masculine gender shall include the feminine and neuter genders and vice versa;

(b) if a word is defined in this Agreement, a derivative of that term has a corresponding meaning;

(c) the word "including" means, including without limitation;

(d) the use of the word "or" in a series is not necessarily exclusive;

(e) "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement; and

(f) all dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise indicated herein.

### 1.4 Schedules

There are appended to this Agreement the following Schedules:

| | | |
|---|---|---|
| <u>Schedule A</u> | - | Allocation of Purchase Price |
| <u>Schedule B</u> | - | Authorized Capital |

All Schedules to this Agreement are incorporated in this Agreement as fully as though contained in the body of this Agreement.

## ARTICLE II
## PURCHASE OF SHARES

### 2.1 Purchase of Shares

On the Closing Date, subject to the terms and conditions contained in this Agreement, each Vendor shall sell, assign, transfer and deliver their respective Owned Shares as set forth in **Schedule A** hereto, to the Purchaser and the Purchaser shall purchase and accept the assignment, transfer and delivery of such Owned Shares for the Purchase Price.

### 2.2 Purchase Price

The aggregate consideration to be paid by the Purchaser for the Owned Shares shall be the amount of US$7,000,000 (the "**Cash**") and an aggregate of 12,000,000 new Common Shares (the "**Alaska Shares**") (the Cash and the Alaska Shares together referred to as the "**Purchase Price**"), such aggregate Purchase Price to be allocated to the Vendors as set forth in **Schedule A**.

### 2.3 Delivery of Shares

On the Closing Date:

(a) the Vendors shall deliver to the Purchaser certificates representing the Owned Shares duly registered in the name of the Purchaser or its nominees or, in the alternative, duly endorsed for transfer into the name of the Purchaser or its nominees; and

(b) all of the Owned Shares shall be delivered free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever, other than restrictions on transfer contained in the articles of incorporation of the Corporation.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES

### 3.1 Representations and Warranties of the Corporation and the Vendors

The Corporation and the Vendors each (and not jointly), represent and warrant to the Purchaser, as of the date hereof and as of the Closing Date, as follows, and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

(a) Authorization

The Corporation and each Vendor has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Corporation and the Vendors, and this Agreement is enforceable with respect to the Corporation and the Vendors in accordance with its terms.

(b) Information Regarding this Agreement and Alaska

Each Vendor has obtained such information regarding the financial position and prospects of Alaska as each Vendor considers necessary or appropriate for the purpose of receiving the Alaska Shares as part of the consideration paid for the Purchase Price pursuant to this Agreement.

(c) Compliance with Securities Laws

(i) No formal or informal investigation or examination by the United States Securities and Exchange Commission (the "**Commission**") or by the securities administrator of any jurisdiction is pending or threatened against the Corporation.

(ii) Entec has not been convicted of any felony or misdemeanour in connection with the sale or purchase of any security or involving the making of any false filing in any jurisdiction.

(iii) Entec is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining it from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(iv) The Vendors are aware of their obligations toward Alaska respecting United States securities regulations and undertakes to comply fully with the United States Securities Act and the regulations pursuant to the Act and will continue to make all required filings and disclosures in a timely manner.

(v) Entec shall deliver to Alaska all of its rights, titles and interests in the assets and all attendant or related assets (the "**Assets**"), including, but not limited to: equipment, patents, proprietary intellectual property, current and potential client lists, documents, deeds, plans, operating manuals, files, know-how and good-will, together with any other items, products, files, records, documents, signatures, titles, interests or rights pertaining to or relating to the Assets, all of which shall be more particularly set forth in the list to be provided to the Purchaser pursuant to Section 5.1(b)(iv);

(vi) Each Vendor warrants and confirms that as a person or entity acquiring 5% or more of the Alaska Shares, it will file the required documents with the Commission in a proper and timely manner and that such filings will fully and accurately disclose the beneficial ownership of the said shares.

(vii) Each Vendor warrants that the Alaska Shares issued to it will not be assigned or collateralized without the written permission of the board of directors of Alaska. All Share positions must be disclosed, and/or approvals obtained from all necessary governing authorities.

(d) Non-Competition

Each Vendor warrants and confirms that it will not provide information or services to any person or entity competing with Alaska or which to the actual knowledge of the Vendor engages or proposes to engage in carrying on a similar business within any country or territory in which Alaska conducts or, which to the actual knowledge of the Vendor, Alaska contemplates conducting business or may conduct business. Each Vendor accordingly covenants and confirms that for a period of two (2) years commencing with the date of this execution of this Agreement, neither respective Vendor nor any of its principals or agents shall directly or indirectly, or for any other individual, corporation, partnership, joint venture or other entity, carry on or be engaged, concerned or interested, directly or indirectly, whether as a shareholder, director, partner, agent or otherwise, participate in any business (including, without limitation, any division, group or franchise of a larger organization) which engages or which proposes to engage in carrying on any business which competes with the business conducted by Alaska or any of its subsidiaries.

(e) Share Ownership

The Vendors are the registered, legal and beneficial owners of the Owned Shares and the Owned Shares constitute the entire interest of the Vendors in and to the share capital of the Corporation and all of the Owned Shares shall be delivered free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever, other than restrictions on transfer contained in the articles of incorporation of the Corporation and in the Existing Unanimous Shareholder Agreement.

(f) Authorized and Issued Capital

The authorized and issued capital of the Corporation is described in **Schedule B**. There is no agreement between the Corporation and any Vendor under which the Corporation obligates itself to redeem or otherwise purchase all or part of the Owned Shares held by such Vendor.

All of the issued capital of the Corporation has been duly and validly allotted and issued as fully paid and non-assessable and none of the issued capital of the Corporation was issued in violation of any pre-emptive rights, rights of first refusal, similar rights to participate in the transactions contemplated by this Agreement or the terms of the Existing Unanimous Shareholder Agreement. Such shares constitute the only securities of any kind or nature of the Corporation which are issued and outstanding and all of the issued capital of the Corporation is free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever. None of the Vendors have done any act or thing, and no act or thing has been done by any Person, whereby such Vendor's interests in and to the Owned Shares may be cancelled or determined. The Corporation has not at any time reduced its stated capital other than as a result of a repurchase or redemption of shares.

(g) No Issue of Shares or Convertible Securities

There are no outstanding or authorized options, rights, warrants, calls, convertible securities, conversion rights or other agreements or commitments to which the Corporation is a party, or which are binding upon the Corporation, which provide for the issuance by or transfer by the Corporation of any shares in the capital stock of the Corporation and the Corporation has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock options, phantom equities or similar rights, contracts, arrangements or commitments based upon the book value, income or any other attributes of the Corporation. There are no voting trusts or any other agreements or understandings with respect to the voting of any of the shares of the Corporation except the Existing Unanimous Shareholders Agreement.

(h) Licences and Authorizations

No licence, authorization, consent, registration or approval necessary for the carrying on of the business of the Corporation requires assignment as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(i) Subsidiaries

The Corporation does not have any subsidiaries and the Corporation does not own any shares in the capital of any other corporation. The Corporation has not agreed to acquire any subsidiary or any shares in the capital of any other corporation, or to acquire or lease any other business operations.

(j) Financial Statements

The Final Financial Statements present fairly and disclose, in all material respects all the assets, liabilities (including accrued and contingent), shareholders' equity and financial condition of the Corporation and the results of operations for the period ended on the Financial Statement Date. As at the Financial Statement Date, the Corporation had no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including liabilities for income taxes, other than as reflected in the Final Financial Statements.

(k) Corporate Records

The corporate records and minute books of the Corporation contain complete and accurate minutes of all material meetings of directors, shareholders and committees and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since incorporation; all such meetings were duly called and held, all such by-laws and resolutions were duly passed or properly adopted by the signatures of all interested parties and the share certificate book, register of shareholders, register of transfers and other corporate registers of the Corporation are complete and accurate in all material respects and have been maintained in conformity with the provisions of articles and by-laws of the Corporation and the BCA or other applicable corporate legislation.

4.3 **Survival**

(a) The representations and warranties of the Corporation and the Vendors contained in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date, shall survive the completion of the transactions contemplated by this Agreement and notwithstanding such completion shall continue in full force and effect for the benefit of the Vendors or the Purchaser, as the case may be for a period of two (2) years from the Closing Date and notice of any claim in respect thereof shall be made within such two (2) year period;

(b) It is further agreed and understood that the furnishing of information to the Purchaser prior to Closing or any due diligence investigations by the Purchaser prior to Closing shall not affect the Purchaser's rights to rely on the representations and warranties made by the Vendors in this Agreement. It is further agreed and understood that the furnishing of information to the Vendors prior to Closing or any due diligence investigations by the Vendors prior to Closing shall not affect the Vendors' rights to rely on the representations and warranties made by the Purchaser in this Agreement.

4.4 **Claim for Indemnity**

The following provisions will apply to any claim by the Purchaser or the Vendors for indemnification pursuant to Sections 4.1 and 4.2 hereof (hereinafter, in this Section 4.4 called an "**Indemnity Claim**").

(a) The parties to this Agreement covenant and agree that if a party (the "**Claiming Party**") has a claim for Damages pursuant to Section 4.1 or 4.2, then the Claiming Party shall deliver written notice of such claim to the party from whom indemnification for Damages will be sought (the "**Paying Party**") as soon as possible after the Claiming Party becomes aware of such claim. Such notice shall contain a detailed description of the claim including a reference to the covenant, representation or warranty alleged to have been breached; provided, however, the failure of the Claiming Party to notify the Paying Party will not relieve the Paying Party from any liability that the Paying Party may have to the Claiming Party except that the Claiming Party's right to indemnification may be reduced to the extent that such failure to notify the Paying Party or such delay in notifying the Paying Party prejudiced the defence of the claim or demand or increased the amount of liability or cost of defence and provided that, notwithstanding anything else contained in this Agreement, no claim for indemnity in respect of the breach of any representation or warranty contained in this Agreement may be made unless notice of such claim has been given prior to the expiry of the survival period applicable to such representation, warranty or covenant as set forth in Section 4.3.

(b) If the claim relates to a claim being made by a third party, then upon receipt of notice of the claim the Paying Party may elect to resist, compromise, settle or defend the claim. If the Paying Party elects to resist, compromise, settle or defend the claim, the Paying Party shall notify the Claiming Party in that regard and upon so notifying the Claiming Party, the Paying Party and the Claiming Party shall consult and co-operate in proceeding with the claim; provided however, the Claiming Party shall control the settling or defending of such claim. If the claim does not relate to a claim by a third

party and the Paying Party objects to such claim, then the Paying Party shall give notice of such objection to the Claiming Party within 15 Business Days of receiving notice of such claim from the Claiming Party.

(c) If the Paying Party elects not to resist, compromise, settle or defend the claim or does not give timely notice to the Claiming Party that it intends to do so, the Claiming Party shall be entitled to deal with or defend the claim in any manner it feels appropriate; provided however, if the Claiming Party settles any claim without first providing written notice to the Paying Party then the Paying Party shall not be obligated to indemnify the Claiming Party for any such settlement.

(d) The Claiming Party shall have carriage of any resistance, compromise, settlement or defence of a claim being made by a third party and the Paying Party shall be solely responsible for all costs associated therewith.

### 4.5 No Merger

There shall be no merger of the provisions of this Agreement with any other agreement or document entered into or delivered in connection with the transactions contemplated by this Agreement and in the event of a conflict between any of the provisions of this Agreement and the provisions of any other document entered into or delivered in connection with the transactions contemplated by this Agreement, the provisions of this Agreement shall prevail.

### 4.6 Threshold

Notwithstanding any other provision of this Agreement, the Vendors and the Purchaser agree that they shall not assert against each other any claim under these indemnification provisions unless the aggregate amount of the claim or claims asserted to that date against such party, including the claim or claims then being asserted, is at least $25,000, in which case the party asserting the claim or claims will be entitled to claim the aggregate amount thereof.

## ARTICLE V
## COVENANTS OF THE PARTIES

### 5.1 Covenants of the Vendors

The Vendors covenant and agree with the Purchaser as follows:

(a) Conduct of Business

During the Transition Period, the business of the Corporation shall be conducted in the ordinary and usual course, consistent with the present conduct of its business. The Vendors shall ensure that the Corporation maintains, preserves and protects the assets (including all the inventory), property, operations and goodwill of the Corporation and maintains its insurance coverage. The Corporation will not, without the prior written consent of the Purchaser, which consent the Purchaser may withhold in its sole discretion:

(i) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division

thereof, or, make any investment, either by purchase of shares, other securities, contributions of capital, property transfer, or purchase of any property or assets of any other individual or entity;

(ii) make or authorize any amendment or change to the articles or by-laws of any of Corporation;

(iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of the Corporation, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares in the Corporation;

(iv) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization;

(v) any other transaction or commitment entered into other than in the ordinary and usual course of business by the Corporation other than the payment or accrual of management fees and bonuses of which the Purchaser has been advised;

(vi) make or authorize any split, consolidation or reclassification of any outstanding shares, or issue, sell or dispose of any shares of capital stock, issue, sell or grant any option, warrant, incentive award or other right to acquire or otherwise dispose of any of the authorized but unissued capital stock or other equity securities of the Corporation;

(vii) alter the manner of the keeping of the books, accounts or records of the Corporation or in the accounting practices therein reflected; or

(viii) declare or pay any dividend or other distribution to shareholders.

(b) Further Actions

The Vendors shall:

(i) co-operate with and cause the Corporation to co-operate with the Purchaser to obtain consents, if any, of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement;

(ii) take all such actions as are within their power to control, and shall use all reasonable commercial efforts to cause other actions to be taken which are not within their power to control (except for actions in control of the Purchaser), so as to ensure compliance with and satisfaction of all the conditions precedent to the obligations of the Purchaser set forth in Section 6.1;

(iii) cause Entec, upon the execution of this Agreement, to initiate a full audit of its accounts and financial statements, which audit shall be conducted by a Public Company Accounting Oversight Board (PCAOB) approved auditor and in accordance with United States Generally Accepted Accounting Principles

(USGAAP). The Purchaser agrees to be responsible for all costs relating to such audit; and

(iv) within 30 days of the execution of this Agreement, Entec shall deliver to Alaska, in a form acceptable to Alaska, a full and comprehensive list of the Assets.

(c) Costs

Other than the cost of the audit pursuant to Section 5.1(b)(iii) above to be covered by the Purchaser, the Vendors shall be solely responsible for all of their own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including any legal or accounting or other advisory fees. The Corporation shall not be responsible for such costs.

(d) Representations and Warranties

The Vendors shall ensure that their representations and warranties in Article III are true and correct in all material respects on the Closing Date.

(e) Due Diligence

Between the date hereof and Closing, the Corporation shall provide, or cause to be provided, to the Purchaser and its advisors, full access to all the information concerning the Corporation and their business and affairs (including access to all the offices, contacts (including customers, lenders and accountants) and records) in order to facilitate the Purchaser's due diligence review of the affairs of the Corporation. The Vendors shall cooperate to the fullest extent possible in arranging any meeting, as considered necessary or desirable in the sole discretion of the Purchaser, between the Purchaser and its advisors with any employees of the Corporation. The Corporation shall authorize their respective employees to grant full disclosure of all information relating to the Corporation to the Purchaser and its advisors.

5.2 **Covenants of the Purchaser**

The Purchaser covenants and agrees with the Vendors as follows:

(a) Representations and Warranties

The Purchaser shall ensure that its representations and warranties in Article III are true and correct on the Closing Date.

(b) Costs

The Purchaser shall be responsible for all of its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including any legal or accounting or other advisory fees and shall also be responsible for the costs incurred for the audit of Entec pursuant to Section 5.1(b)(iii).

(c) Further Actions

The Purchaser shall:

(i) co-operate with the Vendors to obtain consents, if any, of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement;

(ii) take all such actions as are within its power to control and shall use all reasonable commercial efforts to cause other actions to be taken which are not within its power to control (except for actions in control of the Vendors), so as to ensure compliance with and satisfaction of all the conditions precedent to the obligations of the Vendors set forth in Section 6.2; and

(iii) on or prior to the Closing Date, complete an equity financing for an amount where the Purchaser shall have, as at Closing (after payment of the Cash forming part of the Purchase Price) not less than US$5,000,000, in working capital.

## ARTICLE VI
## CLOSING CONDITIONS

### 6.1 Closing Conditions of the Purchaser

The obligation of the Purchaser to complete the purchase of the Shares and complete the other transactions contemplated by this Agreement is subject to the following conditions precedent, each and every one of which shall be performed or satisfied to the Purchaser's sole satisfaction.

(a) At Closing, the Vendors shall have delivered to the Purchaser the share certificates for the Owned Shares.

(b) At Closing, to the extent the Vendors have custody or access to the following, the Vendors shall have delivered to the Purchaser all books, records, files, documents, shareholder lists, agreements, contracts, materials or other information pertaining or relating to, in any manner whatsoever, the Corporation or the business and activities of the Corporation.

(c) As at Closing, no action or proceeding shall have been instituted, pending or threatened or claim or demand made against the Purchaser or the Vendors before any court or other governmental body seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated in this Agreement.

(d) As at Closing, there shall have been no material adverse change in the affairs, assets, liabilities, business outlook or financial condition of the Corporation nor shall any legislation (whether by statute, by-law, regulation or otherwise) have been enacted, which in the reasonable opinion of the Purchaser materially adversely affects the operations and business of the Corporation.

(e) As at Closing, there shall have been obtained from the directors of the Purchaser and all appropriate and required governmental or administrative bodies and other third parties such approvals or consents as are required to permit the transactions contemplated by this Agreement.

(f) At Closing, the Purchaser shall have received a certificate from an officer of the Corporation setting forth a resolution of the Corporation's board of directors:

(i) authorizing and approving entering into of this Agreement and the carrying out of the obligations of the Corporation hereunder;

(ii) authorizing and approving the transfer of the Owned Shares from the applicable Vendors to the Purchaser; and

(iii) certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date

(g) At Closing, the Purchaser shall have received a certificate from an officer of each of the Vendors setting forth a resolution of such Vendors:

(i) authorizing and approving entering into of this Agreement and the carrying out of its obligations hereunder; and

(ii) certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date.

(h) At Closing, the Purchaser shall have received the Final Financial Statements and the audited financial statements of the Corporation completed pursuant to Section 5.1(b)(iii) hereof.

(i) At Closing, the Purchaser shall have received a certificate from each of the Vendors certifying that the respective representations and warranties of the Vendors and the Corporation set forth in this Agreement are true and correct as at the Closing Date.

(j) At Closing, the Purchaser shall have received a certificate from each of the Vendors certifying that the respective covenants of the Vendors and the Corporation set forth in this Agreement to be complied with at or prior to Closing have been complied with.

In the event that any of the conditions set forth in this Section 6.1 shall not be fulfilled or performed at or before Closing, the Purchaser may rescind this Agreement by notice in writing to the Vendors and the Purchaser shall thereupon be released from all obligations under this Agreement; provided however, that any of the said conditions contained in this Section 6.1 may be waived in whole or in part by the Purchaser at any time without prejudice to its rights of rescission in the event of a non-fulfilment or non-performance of any other condition or conditions contained in this Section 6.1, any such waiver to be binding upon the Purchaser only if the same is in writing.

## 6.2 Closing Conditions of the Vendors

The obligation of the Vendors to complete the sale of the Owned Shares for the Purchase Price is subject to the following conditions precedent, each and every one of which shall be performed or satisfied to the Vendors' sole satisfaction:

(a) At Closing, the Purchaser shall have delivered or caused to be delivered to the Vendors or Solicitors for the Vendors a certified cheque, bank draft, trust cheque or wired funds and shares registered in the names of the Vendors for US$7,000,000 representing the Cash portion of the Purchase Price and share certificates for the 12,000,000 Alaska Shares registered in the names of the Vendors in the allocations set forth in **Schedule A**.

(b) At Closing, the Vendors shall have received a certificate from an officer of the Purchaser certifying that the covenants of the Purchaser set forth in this Agreement to be complied with at or prior to Closing have been complied with.

(c) At Closing, the Vendors shall have received a certificate from the Purchaser certifying that the respective representations and warranties of the Purchaser set forth in this Agreement are true and correct as at the Closing Date.

(d) At Closing, the Vendors shall have received a certificate from an officer of the Purchaser setting forth a resolution of its board of directors:

  (i) authorizing and approving entering into of this Agreement and the carrying out of the obligations of the Purchaser hereunder; and

  (ii) certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date.

(e) Prior to Closing, the Purchaser shall have completed a financing for an amount where the Purchaser shall have, as at Closing (after payment of the Cash forming part of the Purchase Price), not less than US$5,000,000 in working capital.

(f) Prior to Closing, the Corporation shall have distributed by way of management fees and bonuses or other fees an amount sufficient to result in the net income of the Corporation to be no greater than the threshold amount permitted to remain a "small business corporation" as defined under the *Income Tax Act* (Canada).

In the event that any of the conditions set forth in this Section 6.2 shall not be fulfilled or performed at or before Closing, the Vendors may rescind this Agreement by notice in writing to the Purchaser and the Vendors shall thereupon be released from all obligations under this Agreement; provided however, that any of the said conditions contained in this Section 6.2 may be waived in whole or in part by the Vendors at any time without prejudice to its right of rescission in the event of a non-fulfilment or non-performance of any other condition or conditions contained in this Section 6.2, any such waiver to be binding upon the Vendors only if the same is in writing.

## ARTICLE VII
## CLOSING ARRANGEMENTS

### 7.1 Date, Time and Place of Closing

The parties agree to meet on the Closing Date at the offices of the Solicitors for the Vendors, 1500, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3 or at such other place on such other date and at such other time as may be agreed upon between the parties to this Agreement.

### 7.2 Closing Procedure

At the Closing Date, the parties to this Agreement shall satisfy their respective obligations set forth in Article VI and agree that their respective solicitors shall hold in escrow all documents, funds and materials delivered immediately after the Closing Date, at which time the documents, funds and materials shall be delivered to the respective parties for whom they are intended and the escrow is then terminated.

## ARTICLE VIII
## MISCELLANEOUS

### 8.1 Further Assurances

Each of the parties to this Agreement shall, from time to time and at all times hereafter, but without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

### 8.2 Governing Laws

This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada, or other jurisdiction, mutually agreed upon in writing by the Parties, except where the regulatory requirements of the Commission govern the interests, requirements and obligations of the Corporation.

### 8.3 Survival

The representations, warranties, covenants and indemnities of the parties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement and shall not be discharged, dissolved or terminated by the Closing. The foregoing is subject to any expiration period of time expressly referred to herein except with respect to any claims made prior to the expiration of any such period.

### 8.4 Entire Agreement and Amendments

This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the subject matter herein and there are no other written or verbal agreements or representations, warranties or covenants. Except as expressly provided in this Agreement, no amendment, modification, supplement, termination or waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties.

### 8.5 Time of the Essence

Time shall be of the essence of this Agreement.

### 8.6 No Waiver

The failure of any party to this Agreement to insist upon strict performance of a covenant in this Agreement or of any obligation in this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation in this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation in this Agreement.

### 8.7 Listing on Other Venues

The Parties agree that Alaska may to be listed on other public venues, in other countries, at the discretion of the board of directors of Alaska and subject to the listing requirements of the prospective venue.

### 8.8 Enurement

This Agreement shall be binding upon and shall enure to the benefit of each of the parties to this Agreement and their respective trustees, receivers, legal representatives, successors and assigns.

### 8.9 Notices

All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopy, facsimile or overnight courier, or mailed by registered mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Alaska, to:
c/o James R. King
250 H Street #76
Blaine, WA 98230

If to the Vendors, to:
**Emerald Isle Services**
c/o Grant Jameson
151 Aspen Green
Calgary, AB T3Z 3B9

**JMAXS Services Ltd.**
c/o Jarett McInenly
36 Heritage Bay RR3
De Winton, AB T0L 0X0

**Entec Consulting Ltd.**
c/o John Jameson
31 Elysian Crescent SW
Calgary, AB T3H 0E7

Any of the parties may from time to time change its address for service herein by giving written notice to the other parties. A notice delivered personally shall be deemed delivered as of actual receipt. Any notice sent by telecopy or facsimile shall be deemed delivered as of the date sent and receipt of facsimile confirmation report if such date is a Business Day during regular business hours; otherwise, it shall be deemed to be delivered on the next succeeding Business Day. Mailed notice shall be deemed delivered three Business Days after mailing and notices delivered by overnight courier shall be deemed delivered one Business Day after the date of sending. Any notice sent by mail will be promptly confirmed by telecopy or facsimile.

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**8.10 Counterparts**

This Agreement may be executed in one or more counterparts, including facsimile transmission thereof, each of which shall be deemed an original and when so executed all such counterparts taken together shall form one agreement and shall be valid and binding on all parties to this Agreement.

IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement as of the day and year first above written.

**ALASKA PACIFIC ENERGY CORP.**

Per: ____________ Director & President

**ENGINEERING TECHNOLOGY INC.**

Per: ____________

**ENTEC CONSULTING LTD.**

Per: J. R. Jameson

**EMERALD ISLE SERVICES LTD.**

Per: ____________

**JMAXS SERVICES LTD.**

Per: ____________

**SCHEDULE A**

**ALLOCATION OF PURCHASE PRICE AND LOAN AMOUNT**

| | Cash US$ | Alaska Shares |
|---|---|---|
| Entec Consulting Ltd. | $2,333,333.33 | 1,000,000 |
| Emerald Isle Services Ltd. | $2,333,333.33 | 8,000,000 |
| JMAXS Services Ltd. | $2,333,333.33 | 3,000,000 |

## SCHEDULE B

## AUTHORIZED CAPITAL

| Class of Share | Authorized to Issue |
|---|---|
| Class "A" Shares | Unlimited |
| Class "B" Shares | Unlimited |
| Class "C" Shares | Unlimited |
| Class "D" Shares | Unlimited |

## ISSUED CAPITAL

| Name of Shareholder | Class of Shares | No. of Shares |
|---|---|---|
| Entec Consulting Ltd. | Class "A" Shares | 300 |
| Emerald Isle Services Ltd. | Class "A" Shares | 300 |
| JMAXS Services Ltd. | Class "A" Shares | 300 |